ASSET PURCHASE AGREEMENT DATED AS OF

November 15, 2021

BY AND AMONG

peptide technologies inc AND

DEBORAH L. AND GREGORY P. PILANT

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of November 15, 2021 (the “Agreement”), is by and among PEPTIDE TECHNOLGIES INC. Corp, a Nevada Corporation (referred to as “PEPT”), and DEBORAH L. AND GREGORY P. PILANT (referred to as “SELLER”).

WHEREAS, PEPT, and SELLERS, respectively, have each approved, as being in the best interests of the respective entities, the Acquisition (the "Acquisition") of certain assets of SELLER by PEPT.

WHEREAS, PEPT shall acquire from SELLER the assets listed on Exhibit A in consideration of 150,000,000 restricted common shares of PEPT to be conveyed to SELLER. And Ten Million USD funds (No Interest) to be paid from PEPT to SELLER from revenue generated and or Investment money into PEPT, within the first 60 months, from date of this agreement.

WHEREAS, PEPT and SELLER desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, this Agreement is intended to set forth the terms upon which SELLER will irrevocably sell all of their rights, title and interest in and to the assets, whatsoever;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I

THE ACQUISITION

SECTION 1.0

            PEPT agrees to buy, and SELLER agree to sell whatever rights, title or interests the Sellers have in the assets by Assignment of such assets and intellectual property as described on Exhibit A hereto, for consideration as follows:

(a)	150,000,000 restricted common shares of PEPT to be conveyed to Sellers
(b)	$10,000,000. (Ten Million USD Dollars)

ARTICLE II

THE CLOSING

SECTION 2.01.                     Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VII are satisfied or, to the extent permitted thereunder, waived, at the offices of PEPT or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date"), but in no event later than November 25, 2021.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PEPT

Except as set forth in the applicable section of the disclosure schedule delivered by PEPT to SELLER prior to the execution of this Agreement (the "PEPT Disclosure Schedule"), PEPT represents and warrants to SELLER as follows:

SECTION 3.01.                     Organization of PEPT; Authority.

PEPT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. PEPT has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by each of PEPT of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEPT, including, without limitation the approval of the board of directors of PEPT. The Transaction Documents have been duly executed and delivered by each of PEPT and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of each of PEPT, enforceable against PEPT in accordance with its terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER represents and warrants to PEPT as follows:

SECTION 4.01.                     Authority

SELLER have all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by both SELLER.  The Transaction Documents have been duly executed and delivered by SELLER and, assuming that the Transaction Documents constitute a valid and binding obligation of PEPT, constitute a valid and binding obligation of SELLER. SELLER are not in violation of its organizational documents.

SECTION 4.02.                     No Violation; Consents and Approvals.

The execution and delivery by SELLER of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any Laws applicable to SELLER or the property or assets of SELLER, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of SELLER under, any Contracts to which SELLER is a party or by which SELLER or any of its assets may be bound, except, in the case of clauses (a) and (b), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the SELLER, would not have a Material Adverse Effect.

SECTION 4.03.                     Litigation; Compliance with Laws.

There are: (i) no known claims, actions, suits, investigations or proceedings pending or, to the knowledge of SELLER, threatened against, relating to or affecting SELLER  its business, its assets (excluding the assets which are a subject of this agreement), or any employee or independent contractor of SELLER  in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against SELLER, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of SELLER in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

SECTION 4.04.                     No Liens or Encumbrances.

SELLER is conveying the assets free and clear of any liens or encumbrances incurred or accrued by SELLER warranties and representations that the assets are being conveyed with good title and free and clear of any Liens or claims of patent infringement.

SECTION 4.05.  SELLER’s representations and warranties contained herein are in regard to SELLER and its assets only. SELLER makes no representation or warranty whatsoever.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PEPT

PEPT represents and warrants to SELLER as follows:

SECTION 5.01.                      Organization of PEPT; Authority.

PEPT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to enter into the Transaction Documents, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. The execution, delivery and performance by PEPT of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEPT, including, without limitation, the approval of the board of directors of PEPT. The Transaction Documents have been duly executed and delivered by PEPT and, assuming that the Transaction Documents constitute a valid and binding obligation of SELLER, constitute a valid and binding obligation of PEPT. PEPT is not in violation of its organizational documents.

SECTION 5.02.                     No Violation; Consents and Approvals.

The execution and delivery by PEPT of the Transaction Documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the articles of incorporation or by-laws of PEPT, (b) any Laws applicable to PEPT or the property or assets of PEPT, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon any of the properties of PEPT under, any Contracts to which PEPT is a party or by which PEPT or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the PEPT, would not have a Material Adverse Effect.

SECTION 5.03.                     Litigation; Compliance with Laws.

(a)  There are: (i) no known claims, actions, suits, investigations or proceedings pending or, to the knowledge of PEPT, threatened against, relating to or affecting PEPT’s  business, its assets, or any employee, officer, director, stockholder, or independent contractor of PEPT in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against PEPT, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of PEPT in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)  PEPT has complied and is in compliance in all material respects with all Laws applicable to PEPT, its business or its assets. PEPT has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.

SECTION 5.04.                     PEPT’s representations and warranties contained herein are in regard to PEPT and its assets only. SELLER makes no representation or warranty whatsoever on behalf of SELLER.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01.                     Legal Conditions to Acquisition; Reasonable Efforts.

Each of SELLER and PEPT shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Acquisition.

SECTION 6.02.                     Certain Filings.

Each party shall cooperate with the other in connection with the preparation of public notices. Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Acquisition.

ARTICLE VII

CONDITIONS OF THE ACQUISITION

SECTION 7.01.                     Conditions to Each Party's Obligation to Effect the Acquisition.

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the closing date of the following condition of which may be waived:

(a)                No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 7.02.                     Additional Conditions of Obligations of PEPT.

The obligations of PEPT to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by PEPT:

(a)                Representations and Warranties. The representations and warranties of SELLER set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)               Performance of Obligations of SELLER. SELLER shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date, and SELLER shall have provided title evidence on the assets to be conveyed, satisfactory to PEPT.

(c)                No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(i)             Access to Information. PEPT will have full access, during normal business hours of the, to the, "Assets” per Exhibit A and all information necessary for the acquisition. SELLER will deliver to PEPT copies of all documents pertaining to the “formulas” and all know how per Exhibit A, after the completion (signed by all parties) of the Asset Purchase Agreement.

(d)               Deliverables of SELLER. At the Closing, SELLER shall have delivered to PEPT:

(i)             An Assignment of Interest in the Assets and Intellectual Property described on Exhibit A;

(ii)           All data, documentation, testing, designs, and protocols appurtenant to the Assets described on Exhibit A.

(e)                Deliverables of PEPT At the Closing, PEPT shall have delivered to SELLER.

(i)                 Duly and validly issued, fully paid, and non-assessable stock certificates for 150 million common "restricted" shares of PEPT to SELLER as they instruct in writing.

SECTION 7.03.                     Additional Conditions of Obligations of SELLERS.

The obligation of SELLERS to effect the Acquisition and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by SELLERS:

(a)                Representations and Warranties. The representations and warranties of PEPT set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)               Performance of Obligations of PEPT. PEPT shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

(c)                No Governmental Order or Other Proceeding or Litigation. No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(d)               Deliveries.

At the Closing, PEPT shall have delivered, the consideration deliverable to SELLERS as set forth in Article 7.02(d)

ARTICLE VIII

TERMINATION AND EXPENSES

SECTION 8.01.                     Termination.

This Agreement may be terminated at any time prior to the Effective Time by PEPT or SELLERS as set forth below:

(a)                by mutual consent of the boards of directors of PEPT and SELLERS; or

(b)               by PEPT upon written notice to SELLER, if: (A) any condition to the obligation of PEPT to close contained in Article VII hereof has not been satisfied by closing date (unless such failure is the result of PEPT's breach of any of its representations, warranties, covenants or agreements contained herein; or

(c)                by SELLER upon written notice to PEPT, if: (A) any condition to the obligation of SELLERS to close contained in Article VII hereof has not been satisfied by the Closing Date (unless such failure is the result of SELLERS' breach of any of its representations, warranties, covenants or agreements contained herein); or

(d)               by PEPT if the board of directors or special committee of PEPT determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the PEPT board of directors or special committee to the PEPT stockholders under applicable law; or

SECTION 8.02.                     Fees and Expenses.

(a)                Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

ARTICLE IX

CONDITIONS PRECEDENT

SECTION 9.01.

•	The obligation of PEPT to purchase the "Formula Intangible Assets" will be subject to satisfaction of the following conditions within 10 days after execution of this Agreement.

•	Review and approval of all materials in the possession and control of SELLER which are germane to the decision to purchase the Property;

•	No material adverse change having occurred in connection with the business of the "Formula Intangible Assets";

•	All representations and warranties of SELLER being true and all covenants of them having been performed in all material respects of the Closing;

•	No legal proceedings pending or threatened to enjoin, restrict, or prohibit the transactions contemplated in this Agreement;

•	No liens, liabilities, or encumbrances on "Said Assets";

•	A satisfactory legal opinion available from SELLER counsel;

•	Approval of the Board of Directors of the public company to be known as Peptide Technologies Inc. being obtained and evidenced in writing in its proper formal manner

It would be the expectation of the Purchase that many of the Conditions Precedent will be narrowed or eliminated altogether as the Purchaser completes its due diligence and the Formal Agreement and schedules thereto are finalized.

ARTICLE X

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

None of the representations and warranties of the parties set forth in this Agreement shall survive the Closing. Following the Closing Date with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation and warranty. None of the covenants, agreements and obligations of the parties hereto shall survive the Closing.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01.                 Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

if to PEPT, to:

Peptide Technologies Inc.

5348 Vegas Drive

Suite 177

Las Vegas, Nevada  39108

            if to SELLERS, to:

If Greg Pilant

166 Lisa Drive

Gordonsville, Tennessee. 38563

gpilant@ail.com

            With a copy to:

David M Dunlap

85 Grove Park Circle

Memphis, TN. 38117

Phone: (9)1) 550-7419

Email: dmdlaw@mac.com

or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 11.02.                 Amendment; Waiver.

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 11.03.                 Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 11.04.                 Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Nevada without regard to principles of conflict of laws.

SECTION 11.05.                 Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 11.06.                 Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Nevada or any federal court sitting in Nevada for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Nevada shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 11.07.                 Counterparts; Effectiveness.

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.08.                 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 11.09.                 Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 11.10.                 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 11.11.                 Severability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

ARTICLE XII

DEFINITIONS

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"SELLERS" shall have the meaning set forth in the preamble to this Agreement.

"Closing" shall have the meaning set forth in Section 2.01 of this Agreement.

"Closing Date" shall have the meaning set forth in Section 2.01 of this Agreement.

"Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

"Effective Time" shall be when all deliveries required under Article VII have been delivered.

"Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

"Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

"Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

"Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, corporation, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

"Transaction Documents" shall mean this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed as of the day and year first above written.

PEPTIDE TECHNOLOGIES INC., a Nevada Corporation

By: /s/ Bruce Sellars______

           Bruce Sellars CEO

By: /s/ Irene Getty______

Irene Getty CFO

SELLER

By: /s/ Gregory P. Pilant

Gregory P. Pilant

By: /s/ Deborah L. Pilant

Deborah L. Pilant

EXHIBIT A

The Technology Platforms include but are not limited to:

A.    Proteomic research platforms which include proprietary blends.

B.     Combination design Techniques

C.    Patent Pending Proprietary Blends

D.    Patent Pending Formulas

E.     Trademarks and all pending Trademarks

F.     510K USA FDA, information and Know-how for application

G.    All Clinical trials, (Right to use)

H.    CE mark (International)

I.       Peptide Library formula incorporated in the Wound Healing Technology.

J.      Wound Healing Technology QBX

K.    Synthetic Compositions of Cations derived from botanical material in the ash of Red- Oak Bark.

Products:

1.      Xcellderma over the counter product.

2.      Accelerex, combination product as a drug device.

3.      Accelerex in a tube.